Item 4.  Changes in Registrant's Certifying Account.

         Notification from Richard A. Eisner and Company, LLP of our engagement termination shown as Attachment 1.



                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereinto duly authorized.


                                             PHC, INC.


Date:  May 7, 1998                           BY:/s/ Bruce A, Shear
                                                    Bruce A. Shear
                                                    President

Attachment 1

                                               Richard A. Eisner & Company, LLP
RAE
                                                   Accountants and Consultants




April 30, 1998



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: PHC, Inc.
    File Ref.  No. 0-23524

We were previously the independent auditors for PHC, Inc. (the "Company"); under the date of September 19, 1997, we reported on the consolidated financial statements of PHC, Inc. and subsidiaries as of June 30, 1997 and 1996, and for each of the years then ended. We were informed on April 30, 1998 by letter dated April 29, 1998 that on April 27, 1998 our engagement was terminated. We have read the statements included under Item 4 of Form 8-K dated April 29, 1998 of the Company and except for the reference as to the approval to retain BDO Seidman, LLP as to which we have no knowledge, we agree with such statements.

Very truly yours,





/s/ Richard A. Eisner & Company, L.L.P.


    575 Madison Avenue. New York. NY 10022-2597 Telephone: (212) 355-1700,
                             Fax: (212) 353-2414
               Member of Summit International Associates, Inc.

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